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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
===============================================================================
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     ------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

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                                                         For Immediate Release


                 CENDANT COMMENCES PROXY SOLICITATION AGAINST
                   AMERICAN BANKERS PROPOSED MERGER WITH AIG

Stamford, CT and Parsippany, NJ, February 12, 1998 - Cendant Corporation (NYSE: CD) today announced that it has commenced distributing proxy materials to the shareholders of American Bankers Insurance Group Inc. (NYSE: ABI) to solicit ABI shareholders to vote against the proposed merger of ABI with American International Group Inc. (NYSE:AIG), valued at $47 per share.

Cendant has proposed to acquire ABI for $58 per share in cash and stock, for an aggregate of approximately $2.7 billion on a fully diluted basis, 23% more than the agreement with AIG.

The highly unusual and restrictive conditions in the agreement between AIG and ABI, prohibiting any discussions between ABI and other interested bidders until 120 days following the date of that agreement, has precluded Cendant from discussing its proposal with the ABI Board.

Accordingly, Cendant is going directly to ABI shareholders, asking them to vote against the proposed merger with AIG, and send a strong message to the Board that shareholders will act to preserve their ability to accept the clearly superior value provided by the Cendant offer.

Cendant has also filed suit in U.S. District Court for the Southern District of Florida to ensure that American Bankers' shareholders have the opportunity to consider Cendant's offer.

Cendant (NYSE: CD) is the world's premier provider of consumer and business services. With a market capitalization of approximately $33 billion, it ranks among the 100 largest U.S. corporations. Cendant operates in three principal segments: Membership, Travel and Real Estate Services. In Membership Services, Cendant provides access to travel, shopping, auto, dining, and other services through more than 66.5 million memberships worldwide. In Travel Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide, the premier provider of vacation exchange services and the second largest fleet management company. In Real Estate Services, Cendant is the world's premier franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. Headquartered in Stamford, CT and Parsippany, NJ, the company has more than 35,000 employees, operates in over 100 countries and makes approximately 100 million


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customer contacts annually.

Investor Contact:                   Media Contract:   or:
Laura P. Hamilton                   Elliot Bloom      Jim Fingeroth
Senior Vice President               Vice President    Kekst and Company
Corporate Communications            Public Relations
(203) 965-5114                      (973) 496-8414    (212) 521-4800



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